Exhibit 99.1

WASTE CONNECTIONS REPORTS FIRST QUARTER 2019 RESULTS

-	Revenue of $1.245 billion, exceeding outlook
-	Reports over 5.0% solid waste price growth, exceeding high end of outlook
-	Net income attributable to Waste Connections of $125.6 million, or $0.48 per share
-	Adjusted net income attributable to Waste Connections* of $163.9 million, or $0.62 per share, up 10.7% per share
-	Adjusted EBITDA* of $385.7 million, or 31.0% of revenue, exceeding outlook
-	Net cash provided by operating activities of $363.8 million
-	Adjusted free cash flow* of $246.3 million, or 19.8% of revenue
-	Signs or closes acquisitions YTD with approximately $100 million total annualized revenue

TORONTO, ONTARIO, April 24, 2019 - Waste Connections, Inc. (TSX/NYSE: WCN) (“Waste Connections” or the “Company”) today announced its results for the first quarter of 2019.

“We are extremely pleased with the strong start to the year which, along with expected sequential improvement in volume growth and recently completed acquisitions, positions us well for the remainder of 2019. Continuing strength in solid waste price growth once again drove underlying margin expansion and better than expected financial results in the quarter, enabling us to overcome weather-related impacts across multiple markets and further declines in recycled commodity values. In addition, adjusted free cash flow* of almost 20% of revenue in the quarter puts us solidly on track to achieve our full year outlook of $950 million,” said Worthing F. Jackman, President.

Mr. Jackman added, “Year-to-date, we’ve signed or closed acquisitions with total annualized revenue of approximately $100 million, putting us on pace to potentially deliver another outsized year of acquisition activity. These acquisitions include new market entries in Colorado, Illinois and Iowa, and tuck-ins in Colorado, Montana, Nebraska, New York and Wyoming. Our strong financial profile and free cash flow generation provide us the flexibility to fund continuing outsized acquisition activity while increasing the return of capital to shareholders.”

Q1 2019 Results

Revenue in the first quarter totaled $1.245 billion, up from $1.140 billion in the year ago period. Operating income, which included $16.1 million in impairments and other operating items, was $184.9 million; this compares to $188.7 million in the year ago period. Net income attributable to Waste Connections in the first quarter was $125.6 million, or $0.48 per share on a diluted basis of 264.3 million shares. In the year ago period, the Company reported net income attributable to Waste Connections of $124.9 million, or $0.47 per share on a diluted basis of 264.6 million shares.

Adjusted net income attributable to Waste Connections* in the first quarter was $163.9 million, or $0.62 per share, versus $148.6 million, or $0.56 per share, in the prior year period. Adjusted EBITDA* in the first quarter was $385.7 million and 31.0% of revenue, as compared to adjusted EBITDA* of $356.9 million and 31.3% of revenue in the prior year period. Adjusted net income attributable to Waste Connections, adjusted net income attributable to Waste Connections per diluted share and adjusted EBITDA, all non-GAAP measures, primarily exclude acquisition-related items and impairments and other operating items, as reflected in the detailed reconciliations in the attached tables.

* A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule.

Q1 2019 Conference Call

Waste Connections will be hosting a conference call related to first quarter earnings on April 25th at 8:30 A.M. Eastern Time. To access the call, listeners should dial 800-954-0602 (within North America) or 212-231-2919 (international) approximately 10 minutes prior to the scheduled start time and ask the operator for the Waste Connections conference call (a passcode is not required). A replay of the conference call will be available until May 2, 2019 by calling 800-633-8284 (within North America) or 402-977-9140 (international) and entering Passcode #21919993. The call will be broadcast live over the Internet through a link on the Company’s website at www.wasteconnections.com.  A playback of the call will be available on the Company’s website.

Waste Connections will be filing a Form 8-K on EDGAR and on SEDAR (as an "Other" document) prior to markets opening on April 25th, providing the Company's second quarter 2019 outlook for revenue, price plus volume growth for solid waste and adjusted EBITDA*.

*A non-GAAP measure.

About Waste Connections

Waste Connections is an integrated solid waste services company that provides non-hazardous waste collection, transfer, disposal and recycling services in mostly exclusive and secondary markets in the United States and Canada. Through its R360 Environmental Solutions subsidiary, Waste Connections is also a leading provider of non-hazardous oilfield waste treatment, recovery and disposal services in several of the most active natural resource producing areas in the United States, including the Permian, Bakken and Eagle Ford Basins. Waste Connections serves more than six million residential, commercial, industrial, and exploration and production customers in 41 states in the U.S., and six provinces in Canada. The Company also provides intermodal services for the rail haul movement of cargo and solid waste containers in the Pacific Northwest.

For more information, visit the Waste Connections web site at www.wasteconnections.com. Copies of financial literature, including this release, are available on the Waste Connections website or through contacting us directly at (905) 532-7510. Investors can also obtain these materials and other documents filed with the U.S. Securities and Exchange Commission (“SEC”) and the Canadian securities regulators free of charge at the SEC’s website, www.sec.gov, and at the System for Electronic Document Analysis and Retrieval maintained by the Canadian Securities Administrators at www.sedar.com.

Safe Harbor and Forward-Looking Information

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 (“PSLRA”), including “forward-looking information” within the meaning of applicable Canadian securities laws. These forward-looking statements are neither historical facts nor assurances of future performance and reflect Waste Connections’ current beliefs and expectations regarding future events and operating performance. These forward-looking statements are often identified by the words “may,” “might,” “believes,” “thinks,” “expects,” ”estimate,” “continue,” “intends” or other words of similar meaning. All of the forward-looking statements included in this press release are made pursuant to the safe harbor provisions of the PSLRA and applicable securities laws in Canada. Forward-looking statements involve risks and uncertainties. Forward-looking statements in this press release include, but are not limited to, statements about expected 2019 financial results, outlook and related assumptions, potential acquisition activity and return of capital to shareholders. Important factors that could cause actual results to differ, possibly materially, from those indicated by the forward-looking statements include, but are not limited to, risk factors detailed from time to time in the Company’s filings with the SEC and the securities commissions or similar regulatory authorities in Canada. You should not place undue reliance on forward-looking statements, which speak only as of the date of this press release. Waste Connections undertakes no obligation to update the forward-looking statements set forth in this press release, whether as a result of new information, future events, or otherwise, unless required by applicable securities laws.

– financial tables attached –

CONTACT:

Mary Anne Whitney / (832) 442-2253

Waste Connections, Inc.

CONDENSED Consolidated Statements of NET INCOME

THRee months ended MARCH 31, 2018 and 2019 (Unaudited)

(in thousands of U.S. dollars, except share and per share amounts)

	Three months ended March 31,
	2018	2019
Revenues	$1,140,131	$1,244,637
Operating expenses:
Cost of operations	659,803	733,690
Selling, general and administrative	131,308	132,586
Depreciation	133,185	146,847
Amortization of intangibles	26,098	30,542
Impairments and other operating items	1,030	16,112
Operating income	188,707	184,860

Interest expense	(32,370)	(37,287)
Interest income	1,155	3,311
Other income (expense), net	(387)	2,558
Foreign currency transaction gain (loss)	(221)	103
Income before income tax provision	156,884	153,545

Income tax provision	(31,852)	(27,968)
Net income	125,032	125,577
Plus (less): Net loss (income) attributable to noncontrolling interests	(163)	45
Net income attributable to Waste Connections	$124,869	$125,622

Earnings per common share attributable to Waste Connections’ common shareholders:
Basic	$0.47	$0.48
Diluted	$0.47	$0.48

Shares used in the per share calculations:
Basic	263,827,963	263,603,418
Diluted	264,588,069	264,336,930

Cash dividends per common share	$0.14	$0.16

Waste Connections, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands of U.S. dollars, except share and per share amounts)

	December 31, 2018	March 31, 2019
ASSETS
Current assets:
Cash and equivalents	$319,305	$499,482
Accounts receivable, net of allowance for doubtful accounts of $16,760 and $15,124 at December 31, 2018 and March 31, 2019, respectively	609,545	599,369
Prepaid expenses and other current assets	164,053	144,006
Total current assets	1,092,903	1,242,857
Restricted cash	84,661	85,200
Restricted investments	47,486	47,926
Property and equipment, net	5,168,996	5,119,785
Operating lease right-of-use assets	-	199,703
Goodwill	5,031,685	5,065,530
Intangible assets, net	1,128,628	1,105,553
Other assets, net	72,970	65,374
Total assets	$12,627,329	$12,931,928
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$359,967	$339,261
Book overdraft	18,518	15,734
Accrued liabilities	289,544	264,706
Current portion of operating lease liabilities	-	29,810
Current portion of contingent consideration	11,612	11,650
Deferred revenue	179,282	181,950
Current portion of long-term debt and notes payable	1,786	1,016
Total current liabilities	860,709	844,127

Long-term debt and notes payable	4,153,465	4,157,081
Long-term portion of operating lease liabilities	-	176,328
Long-term portion of contingent consideration	43,003	44,686
Deferred income taxes	760,033	766,641
Other long-term liabilities	349,931	374,391
Total liabilities	6,167,141	6,363,254
Commitments and contingencies
Equity:
Common shares: 263,271,302 shares issued and 263,141,413 shares outstanding at December 31, 2018; 263,673,497 shares issued and 263,587,245 shares outstanding at March 31, 2019	4,131,307	4,134,917
Additional paid-in capital	133,577	128,230
Accumulated other comprehensive income (loss)	(74,786)	(45,978)
Treasury shares: 129,889 and 86,252 shares at December 31, 2018 and March 31, 2019, respectively	-	-
Retained earnings	2,264,510	2,345,970
Total Waste Connections’ equity	6,454,608	6,563,139
Noncontrolling interest in subsidiaries	5,580	5,535
Total equity	6,460,188	6,568,674
	$12,627,329	$12,931,928

Waste Connections, Inc.

Condensed Consolidated Statements of Cash Flows

THREE months ended MARCH 31, 2018 and 2019

(Unaudited)

(in thousands of U.S. dollars)

	Three months ended March 31,
	2018	2019
Cash flows from operating activities:
Net income	$125,032	$125,577
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on disposal of assets and impairments	2,863	16,372
Depreciation	133,185	146,847
Amortization of intangibles	26,098	30,542
Amortization of leases	-	7,214
Deferred income taxes, net of acquisitions	20,957	10,126
Amortization of debt issuance costs	1,076	1,148
Share-based compensation	9,180	15,168
Interest accretion	3,665	3,972
Payment of contingent consideration recorded in earnings	(11)	-
Adjustments to contingent consideration	702	1,466
Other	101	(145)
Net change in operating assets and liabilities, net of acquisitions	(15,601)	5,485
Net cash provided by operating activities	307,247	363,772

Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(311,964)	(14,920)
Capital expenditures for property and equipment	(91,216)	(114,238)
Proceeds from disposal of assets	1,002	639
Other	(104)	473
Net cash used in investing activities	(402,282)	(128,046)

Cash flows from financing activities:
Proceeds from long-term debt	35,625	55,354
Principal payments on notes payable and long-term debt	(106,812)	(52,051)
Payment of contingent consideration recorded at acquisition date	(2,205)	(275)
Change in book overdraft	(295)	(2,784)
Payments for repurchase of common shares	(42,040)	-
Payments for cash dividends	(36,814)	(42,084)
Tax withholdings related to net share settlements of equity-based compensation	(14,121)	(16,973)
Debt issuance costs	(2,188)	-
Proceeds from sale of common shares held in trust	1,947	3,610
Other	(103)	-
Net cash used in financing activities	(167,006)	(55,203)
Effect of exchange rates changes on cash, cash equivalents and restricted cash	18	193
Net increase (decrease) in cash, cash equivalents and restricted cash	(262,023)	180,716
Cash, cash equivalents and restricted cash at beginning of period	556,467	403,966
Plus: change in cash held for sale	101	-
Cash, cash equivalents and restricted cash at end of period	$294,545	$584,682

ADDITIONAL STATISTICS

(in thousands of U.S. dollars, except where noted)

Solid Waste Internal Growth: The following table reflects a breakdown of the components of our solid waste internal growth for the three months ended March 31, 2019:

	U.S.		Canada		Total
Core Price	4.8%		6.4%		5.0%
Surcharges	0.2%		0.4%		0.2%
Volume	(1.0%	)	(2.2%	)	(1.2%	)
Recycling	(0.5%	)	(0.6%	)	(0.5%	)
Foreign Exchange Impact	-		(5.1%	)	(0.7%	)
Total	3.5%		(1.1%	)	2.8%

Revenue Breakdown: The following table reflects a breakdown of our revenue for the three month periods ended March 31, 2018 and 2019:

	Three Months Ended March 31, 2018
	Revenue	Inter-company Elimination	Reported Revenue	%
Solid Waste Collection	$809,646	$(2,399)	$807,247	70.8%
Solid Waste Disposal and Transfer	370,929	(149,568)	221,361	19.4%
Solid Waste Recycling	23,485	(972)	22,513	2.0%
E&P Waste Treatment, Recovery and Disposal	58,359	(2,749)	55,610	4.9%
Intermodal and Other	34,004	(604)	33,400	2.9%
Total	$1,296,423	$(156,292)	$1,140,131	100.0%

	Three Months Ended March 31, 2019
	Revenue	Inter-company Elimination	Reported Revenue	%
Solid Waste Collection	$891,353	$(2,176)	$889,177	71.4%
Solid Waste Disposal and Transfer	405,791	(165,046)	240,745	19.3%
Solid Waste Recycling	19,804	(504)	19,300	1.6%
E&P Waste Treatment, Recovery and Disposal	66,831	(3,694)	63,137	5.1%
Intermodal and Other	32,837	(559)	32,278	2.6%
Total	$1,416,616	$(171,979)	$1,244,637	100.0%

Contribution from Acquisitions: The following table reflects revenues from solid waste acquisitions, net of divestitures, for the three month periods ended March 31, 2018 and 2019:

	Three months ended March 31,
	2018	2019
Acquisitions, net	$10,800	$68,985

ADDITIONAL STATISTICS (continued)

(in thousands of U.S. dollars, except where noted)

Other Cash Flow Items: The following table reflects cash interest and cash taxes for the three month periods ended March 31, 2018 and 2019:

	Three months ended March 31,
	2018	2019
Cash Interest Paid	$22,440	$22,174
Cash Taxes Paid	6,670	6,411

Debt to Book Capitalization as of March 31, 2019: 39%

Internalization for the three months ended March 31, 2019: 55%

Days Sales Outstanding for the three months ended March 31, 2019: 43 (30 net of deferred revenue)

Share Information for the three months ended March 31, 2019:

Basic shares outstanding	263,603,418
Dilutive effect of equity-based awards	733,512
Diluted shares outstanding	264,336,930

NON-GAAP RECONCILIATION SCHEDULE

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted EBITDA:

Adjusted EBITDA, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a performance and valuation measure in the solid waste industry. Management uses adjusted EBITDA as one of the principal measures to evaluate and monitor the ongoing financial performance of Waste Connections’ operations. Waste Connections defines adjusted EBITDA as net income attributable to Waste Connections, plus or minus net income (loss) attributable to noncontrolling interests, plus income tax provision, plus interest expense, less interest income, plus depreciation and amortization expense, plus closure and post-closure accretion expense, plus or minus any loss or gain on impairments and other operating items, plus other expense, less other income, plus foreign currency transaction loss, less foreign currency transaction gain. Waste Connections further adjusts this calculation to exclude the effects of other items management believes impact the ability to assess the operating performance of its business. This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures. Other companies may calculate adjusted EBITDA differently.

	Three months ended March 31,
	2018	2019
Net income attributable to Waste Connections	$124,869	$125,622
Plus (less): Net income (loss) attributable to noncontrolling interests	163	(45)
Plus: Income tax provision	31,852	27,968
Plus: Interest expense	32,370	37,287
Less: interest income	(1,155)	(3,311)
Plus: Depreciation and amortization	159,283	177,389
Plus: Closure and post-closure accretion	3,238	3,490
Plus: Impairments and other operating items	1,030	16,112
Plus (less): Other expense (income), net	387	(2,558)
Plus (less): Foreign currency transaction loss (gain)	221	(103)
Adjustments:
Plus: Transaction-related expenses (a)	2,385	837
Plus: Fair value changes to certain equity awards (b)	1,163	3,021
Plus: Integration-related and other expenses (c)	1,110	-
Adjusted EBITDA	$356,916	$385,709

As % of revenues	31.3%	31.0%

____________________________________________

(a)	Reflects the addback of acquisition-related transaction costs.
(b)	Reflects fair value accounting changes associated with certain equity awards.
(c)	Reflects the addback of integration-related items, including rebranding costs, associated with the Progressive Waste acquisition.

NON-GAAP RECONCILIATION SCHEDULE (continued)

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted Free Cash Flow:

Adjusted free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a valuation and liquidity measure in the solid waste industry. Management uses adjusted free cash flow as one of the principal measures to evaluate and monitor the ongoing financial performance of Waste Connections’ operations. Waste Connections defines adjusted free cash flow as net cash provided by operating activities, plus or minus change in book overdraft, plus proceeds from disposal of assets, less capital expenditures for property and equipment and distributions to noncontrolling interests. Waste Connections further adjusts this calculation to exclude the effects of items management believes impact the ability to assess the operating performance of its business. This measure is not a substitute for, and should be used in conjunction with, GAAP liquidity or financial measures. Other companies may calculate adjusted free cash flow differently.

	Three months ended March 31,
	2018	2019
Net cash provided by operating activities	$307,247	$363,772
Less: Change in book overdraft	(295)	(2,784)
Plus: Proceeds from disposal of assets	1,002	639
Less: Capital expenditures for property and equipment	(91,216)	(114,238)
Less: Distributions to noncontrolling interests	(103)	-
Adjustments:
Payment of contingent consideration recorded in earnings (a)	11	-
Cash received for divestitures (b)	-	(2,376)
Transaction-related expenses (c)	2,385	837
Integration-related and other expenses (d)	1,110	-
Pre-existing Progressive Waste share-based grants (e)	1,919	2,182
Tax effect (f)	(1,907)	(1,697)
Adjusted free cash flow	$220,153	$246,335

As % of revenues	19.3%	19.8%

____________________________________________

(a)	Reflects the addback of acquisition-related payments for contingent consideration that were recorded as expenses in earnings and as a component of cash flows from operating activities as the amounts paid exceeded the fair value of the contingent consideration recorded at the acquisition date.
(b)	Reflects the elimination of cash received in conjunction with the divestiture of certain Progressive Waste operations.
(c)	Reflects the addback of acquisition-related items, including transaction costs.
(d)	Reflects the addback of integration-related items, including rebranding costs, associated with the Progressive Waste acquisition.
(e)	Reflects the cash settlement of pre-existing Progressive Waste share-based awards and related payments during the period.
(f)	The aggregate tax effect of footnotes (a) through (e) is calculated based on the applied tax rates for the respective periods.

NON-GAAP RECONCILIATION SCHEDULE (continued)

(in thousands of U.S. dollars, except per share amounts)

Reconciliation of Net Income attributable to Waste Connections to Adjusted Net Income attributable to Waste Connections and Adjusted Net Income per Diluted Share attributable to Waste Connections:

Adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections, both non-GAAP financial measures, are provided supplementally because they are widely used by investors as a valuation measure in the solid waste industry. Management uses adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections as one of the principal measures to evaluate and monitor the ongoing financial performance of Waste Connections’ operations. Waste Connections provides adjusted net income attributable to Waste Connections to exclude the effects of items management believes impact the comparability of operating results between periods. Adjusted net income attributable to Waste Connections has limitations due to the fact that it excludes items that have an impact on the Company’s financial condition and results of operations. Adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections are not a substitute for, and should be used in conjunction with, GAAP financial measures. Other companies may calculate these non-GAAP financial measures differently.

	Three months ended March 31,
	2018	2019
Reported net income attributable to Waste Connections	$124,869	$125,622
Adjustments:
Amortization of intangibles (a)	26,098	30,542
Impairments and other operating items (b)	1,030	16,112
Transaction-related expenses (c)	2,385	837
Fair value changes to certain equity awards (d)	1,163	3,021
Integration-related and other expenses (e)	1,110	-
Tax effect (f)	(8,044)	(12,197)
Adjusted net income attributable to Waste Connections	$148,611	$163,937

Diluted earnings per common share attributable to Waste Connections’ common shareholders:
Reported net income	$0.47	$0.48
Adjusted net income	$0.56	$0.62

____________________________________________

(a)	Reflects the elimination of the non-cash amortization of acquisition-related intangible assets.
(b)	Reflects the addback of impairments and other operating items.
(c)	Reflects the addback of acquisition-related transaction costs.
(d)	Reflects fair value accounting changes associated with certain equity awards.
(e)	Reflects the addback of integration-related items, including rebranding costs, associated with the Progressive Waste acquisition.
(f)	The aggregate tax effect of the adjustments in footnotes (a) through (e) is calculated based on the applied tax rates for the respective periods.